EXHIBIT 32

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Quarter Ended June 30, 2004

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of UCBH Holdings, Inc., a Delaware corporation (the “Company”), do hereby certify, to such officer’s knowledge, that:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004	/s/ Thomas S. Wu

Thomas S. Wu
Chairman, President and
Chief Executive Officer

Dated: August 9, 2004	/s/ Jonathan H. Downing

Jonathan H. Downing
Executive Vice President and
Chief Financial Officer

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to UCBH Holdings, Inc. and will be retained by UCBH Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.